UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Monroe Capital Enhanced Corporate Lending Fund
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

155 North Wacker Drive, 35th Floor

Chicago, Illinois 60606

(312) 258-8300

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND ADJOURNS

2026 ANNUAL MEETING OF SHAREHOLDERS

TO JULY 14, 2026

The following notice relates to the proxy statement of Monroe Capital Enhanced Corporate Lending Fund (the “Fund”), dated April 30, 2026, furnished to shareholders of the Fund in connection with the solicitation of proxies by the Board of Trustees of the Fund for use at the Fund’s 2026 Annual Meeting of Shareholders. This notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about June 18, 2026.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND ADJOURNS

2026 ANNUAL MEETING OF SHAREHOLDERS

TO JULY 14, 2026

The Annual Meeting of Shareholders (the “Annual Meeting”) of Monroe Capital Enhanced Corporate Lending Fund was called to order at 9:00 a.m., Central Time, on Thursday, June 18, 2026. Immediately after calling the meeting to order, the Chair of the Annual Meeting announced the adjournment of the Annual Meeting to 9:00 a.m., Central Time, on July 14, 2026 in order to provide shareholders with additional time to review the proxy materials.

Notice is hereby given that the Annual Meeting will reconvene on July 14, 2026 at 9:00 a.m., Central Time (the “Reconvened Meeting”), at the Fund’s principal executive offices at 155 North Wacker Drive, Floor 35, Chicago, Illinois 60606.

The record date for the Annual Meeting remains unchanged. Any shareholder of record of the Fund as of the close of business on April 28, 2026 is entitled to notice of, and to vote at, the Reconvened Meeting or any further postponement or adjournment thereof. Whether or not you plan to attend the Reconvened Meeting, we urge you to vote and submit your proxy in advance of the Reconvened Meeting by one of the methods described in the proxy materials previously distributed. The proxy statement and the Fund’s annual report on Form 10-K for the 2025 fiscal year are available free of charge on the internet at www.sec.gov.

Please note that if you hold your shares through a broker, bank or other institution or nominee (i.e., in street name), you may be able to authorize your proxy by telephone or the internet, as well as by mail. You should follow the instructions you receive from your broker, bank or other institution or nominee to vote your shares. To vote in person at the Reconvened Meeting, you must obtain a valid proxy from your broker, bank or other agent.

The proxy materials previously distributed will not be updated to reflect the adjournment of the Annual Meeting and may continue to be used to vote your shares at the Reconvened Meeting. If you have already submitted your proxy, the proxy you have submitted will remain valid for the Reconvened Meeting on July 14, 2026.